UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 03, 2022

FORTUNE BRANDS HOME & SECURITY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, Illinois		60015-5611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Fortune Brands Home & Security, Inc. (the “Company”) 2022 Annual Meeting of Stockholders held on May 3, 2022, the Company’s stockholders approved the Fortune Brands Home & Security, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The 2022 Plan replaces the Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan (the “Prior Plan”) and is largely based on the Prior Plan, but with updates to the available shares and other administrative changes.

Consistent with the Prior Plan, the purposes of the 2022 Plan are to: (i) to align the interests of the Company’s stockholders and the recipients of awards under the 2022 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, other employees and independent contractors, and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2022 Plan, the Company may grant: (i) nonqualified stock options; (ii) incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended); (iii) stock appreciation rights (“SARs”); (iv) restricted stock, restricted stock units and other stock-based awards (“Stock Awards”); and (v) performance awards. Subject to the terms and conditions of the 2022 Plan, the number of shares of Company common stock authorized for grants under the 2022 Plan is 3,300,000 shares plus the number of shares that remained available for future grant under the Prior Plan as of the effectiveness of the 2022 Plan. The 2022 Plan’s share limit will be reduced by the aggregate number of shares of Company common stock which become subject to outstanding options, outstanding free-standing SARs, outstanding Stock Awards and outstanding performance awards denominated in shares of Company common stock.

The foregoing description of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2022 Plan, which was filed as Appendix B to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 3, 2022.

(b) At the Annual Meeting, stockholders voted on the following matters: (i) election of three directors to serve as Class II directors for a term of three years expiring at the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2022; (iii) approval of, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) approval of the 2022 Plan. Set forth below are the voting results for each of these proposals:

Proposal 1: The election of three Class II directors for a three-year term expiring at the 2025 Annual Meeting

Director Name	For	Against	Abstain	Broker Non-Votes
Amit Banati	106,981,687	2,373,445	188,083	9,155,242
Irial Finan	104,126,865	5,127,264	289,086	9,155,242
Susan S. Kilsby	96,761,790	12,643,604	137,821	9,155,242

Proposal 2: The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022

For	Against	Abstain
117,216,200	1,352,078	130,179

Proposal 3: An advisory vote on the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
100,718,371	8,507,039	317,805	9,155,242

Proposal 4: The approval of the Fortune Brands Home & Security, Inc. 2022 Long-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
104,043,795	5,228,091	271,329	9,155,242

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 4, 2022	By:	/s/ Hiranda S. Donoghue
Hiranda S. Donoghue